UNITED STATES
SECURITIES AND EXCHANGE COMMISSON
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2016

UTG, INC
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250 South Sixth Street, Springfield, IL	62703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 217-241-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of UTG, Inc. was held on June 15, 2016 at which the following matters were submitted to a vote of shareholders:

(a)	Votes regarding the election of eight directors:

Name	For	Withheld	Broker Non-Votes
Randall L. Attkisson	2,411,431	5,503	391,878
Joseph A. Brinck, II	2,411,431	5,503	391,878
Jesse T. Correll	2,411,107	5,827	391,878
Brian J. Crall	2,411,221	5,713	391,878
Howard L. Dayton, Jr.	2,411,431	5,503	391,878
Thomas E. Harmon	2,411,551	5,383	391,878
Peter L. Ochs	2,411,551	5,383	391,878
James P. Rousey	2,411,107	5,827	391,878

(b)	Votes regarding the non-binding, advisory basis, compensation of the Company's named executive officers:

For	Against	Abstain
2,344,944	17,713	27,277

(c)	Votes regarding the frequency of a non-binding, advisory basis, compensation of the Company's named executive officers

1 Year	2 Years	3 Years	Abstain
2,239,076	85,812	28,074	63,612

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTG, INC.

Date: June 15, 2016	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President
and Chief Financial Officer